UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 13, 2009

GENETHERA, INC.

(Exact name of Registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	33-142603 (Commission File Number)	65-0622463 (IRS Employer Identification No.)

5255 Marshall Street, Arvada, CO (Address of principal executive offices)		80002 (Zip Code)

Registrant's telephone number, including area code (303) 463-6371

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

We must openly address the issue concerning our previous auditor, Bill Uniack. His behavior has caused us a lot of grief with our new auditors who do not deserve Uniack’s unprofessional behavior.  Since November 10, 2008 the Board of Directors voted to formally engage W. T. Uniack & Co. CPA's P.C. as the Company’s independent auditors for the year ended December 31, 2008. In November 2008, Uniack was highly referred to us by Barrett Evans whose company was a client of Jaspers + Hall, P.C. This company was also affected by Jaspers + Hall, P.C.’s revocation of their registration with the PCAOB. At such time, we were grateful for the referral since we were running out of time to find an auditing firm for our third quarterly report review of 2008. Little did we know our bad luck with auditors would be so detrimental?

On March 31, 2009, another engagement letter was signed for the 2009 filings. In January 2009, the SEC staff accountants asked for an estimated time that we would be able to file; not only December 2007 re-audit, but also December 2008 audit of our annual reports. Uniack responded directly to us that it would be ready by April 15, 2009; not two months later. By then, Uniack’s approach started to affect our filing. Uniack made specific monetary arrangements with one of our consultants for a different amount stipulated on the engagement letter. The consultant sent him wires for his auditing services as agreed upon, which was $12,500. Uniack never confirmed the receipt of such payments; not even an invoice stating amount credited and amount still owed. On April 10, 2009, Uniack finally sent via email the Audit List. By April 11, 2009, he had received the first set of financials from the Company. Uniack arrived to our headquarters on Monday, April 13, 2009; the day after Easter Holiday. On that particular day, he started reviewing the financials sent to him the weekend before. Uniack continued auditing not only our financial documentation but also of another public traded company while he was in GeneThera’s offices. On April 8, 2009, he received the deposit retainer for his audit. In fact, he already had sent the consent letter by April 14, 2009 apparently without finishing his audit services. Later on that day, after we filed the K, Uniack changed his mind and wanted to continue auditing our financial. We were puzzled since the filing was already done. We opted to continue and file an amended K. Uniack requested the same documentation four times. He came up with the remark that he did not know if he was ‘pitching or hitting’; that was by mid-May when we realized something was mighty wrong with this particular auditor. Unfortunately, this auditor was concerned about his PCAOB Registration status once he learned our previous auditors were revoked of such registration on October 21, 2008 due to independence issues. Apparently, Uniack did not read the PCAOB Order back in November 2008 concerning Jaspers + Hall, P.C because he already knew the reason why we were hiring him to be our new auditor; due to Jasper’s revoked registration. Sadly, Uniack’s concern was palpable; it affected his performance. Amazingly enough, Uniack filed the third quarterly report 2008 without any problems. All the insecurities started with our Form 10-Ks. In June 2009, he became belligerent when he also learned we were interviewing other auditors. We started interviewing auditing firms since May 20, 2009 once Uniack failed to do his job as our auditor. On May 14, 2009, Uniack requested for us to file an extension for our first quarterly report stating he needed more time. On May 15, 2009, we filed such extension under his request. On May 19, 2009, Uniack sent his consent letter for the filing of our first quarterly report of 2009. When we read his consent letter, it was addressing to the December 2007 and 2008 filings with the same incorrect format. This act was misrepresentation and Uniack knew it.

The comment that his firm was never engaged to review first quarter of 2009 is untrue. Uniack wanted to work on subsequent events and review them; therefore, working on the first quarterly report, even though, he was not done with our filings of both Ks. The Company notified the CEO about this auditor’s strange behavior. It was undisputed the decision when the Company opted to let him go. Therefore, on May 27, 2009, the Board of Directors unanimously voted to dismiss W.T. Uniack & Co. CPA’s PC. Uniack was informed about his dismissal via email by the CFO. Uniack asked to let him finish his audit. The auditors we interviewed thought it would be wise to let him do so while the new auditors would work on the subsequent filings; all of them counting with this special auditor’s involvement if they had any questions. The Company agreed for him to finish the audit. Even though, Uniack stated he was done by June 11th, we finally received the consent letter by June 23, 2009. However, on June 17, 2009, this special auditor filed a resignation letter, although; he was already dismissed from auditing the Company’s subsequent filings. This is the first time we had to dismiss an auditor. It is a terrible feeling because of the way the Sarbanes-Oxley’s regulations wanting this special auditor’s approval for the Ks he audited for our next K filing. There should be an exception to the rule once an auditor becomes belligerent with his client causing this kind of grief is so unnecessary.

There were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure; only on his odd behavior. Uniack contends that the Company owes him $2,500. We have proof showing a wire was completed on June 25, 2009 for the extra money this special auditor was demanding. Nevertheless, the special auditor selected to cause more grief to the Company. We believe it must be out of spite since our accountant had a heated argument with him due to this special auditor’s cantankerous behavior and arrogance. We interviewed several wonderful auditors. It was hard to make a selection. None of these auditors were concerned about the status of their PCAOB Registration, if they became our auditors. They were all confident and certain the job could be done without any travesty.

On July 22, 2009 the board of directors voted to engage Malone-Bailey, P.C. as the issuer's new independent auditors for the year ended December 31, 2009 and quarterly reviews thereon. The Company is also engaging Albeck Financial Services for their accounting services in order to assist the auditors with their reviews and audits of our financials. This Form 8-K has been amended in order to include the resignation letter from Uniack in Word format. We still wish this special auditor the best in his endeavors.

ITEM 9.01 EXHIBITS

Exhibit Number

Description

Exhibit 10.1

Board Resolution Engagement of Malone-Bailey, PC

Exhibit 15

Board Resolution Dismissal of W.T. Uniack & Co. CPA’s, PC

Exhibit 16

Resignation Letter of W. T. Uniack & Co. CPA’s, PC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 27, 2009		GENETHERA, INC.

	By:	/s/ Tannya L. Irizarry Tannya L. Irizarry Chief Financial Officer Interim